Exhibit 10.10

ASSIGNMENT, ASSUMPTION, WAIVER AND RELEASE AGREEMENT

This ASSIGNMENT, ASSUMPTION, WAIVER AND RELEASE AGREEMENT (this “Agreement”), dated as of June 28, 2018, is entered into by and among TPG Growth III Management, LLC, a Delaware limited liability company (“TPG”), H&W Franchise Holdings LLC, a Delaware limited liability company (the “Company,” and together with any direct and indirect subsidiaries, the “Companies”), and H&W Investco LP, a Delaware limited partnership (“Assignee,” and together with TPG and the Companies, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Management Agreement referred to below.

WHEREAS, the TPG and the Companies have previously entered into that certain Management Services Agreement, dated as of September 29, 2017 (together with all exhibits thereto, as the same may have been amended, the “Management Agreement”);

WHEREAS, certain affiliates of TPG shall sell all of their direct and indirect equity interests in the Companies to certain affiliates of Assignee pursuant to the terms of that certain Securities Purchase Agreement dated as of the date hereof between such affiliates of TPG and such affiliates of the Assignee (the “Purchase Agreement”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Parties wish to pay certain fees and expenses to TPG thereunder, waive certain provisions of the Management Agreement, provide the releases set forth herein and assign TPG’s rights, title and interest under the Management Agreement to the Assignee, pursuant to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Payment of Fees. Upon the closing of the transactions contemplated by the Purchase Agreement, the Company shall pay to TPG the aggregate amount of $935,935.30 (the “Closing Payment”) consisting of (a) $520,879.00 in respect of accrued and unpaid Annual Fees and (b) $415,056.30 in respect of Reimbursable Expenses. TPG (on behalf of itself, any Manager Designee or their respective affiliates) acknowledges that the payment of the Closing Payment constitutes payment in full and satisfaction by the Companies of all of their obligations to TPG under the Management Agreement as of the date hereof.

2. Waiver. Notwithstanding the provisions of Section 4(v) of the Management Agreement to the contrary, the Parties agree that: (i) the closing of the transactions contemplated by the Purchase Agreement shall not constitute a Sale within the meaning of Section 4(v) of the Management Agreement; (ii) each party shall waive its rights pursuant to Section 4(v) of the Management Agreement, which call for the termination of the Management Agreement upon the consummation of the transactions contemplated by the Purchase Agreement; and (iii) the Management Agreement (including Section 4(v) thereof) shall of the survive the closing of the Transaction and continue in full force and effect following such closing.

3. Release. TPG, on the one hand, and the Companies, on the other hand, on behalf of itself or themselves and its or their present and former affiliates and direct and indirect equityholders and its and their directors, managers, officers, employees, other representatives, and the successors and assigns of the foregoing (collectively, the “Releasors”), hereby releases, waives and forever discharges the Companies on the one hand, or TPG on the other hand, as applicable, and its or their present and former affiliates and direct and indirect equityholders and its and their directors, managers, officers, other representatives, and the successors and assigns of the foregoing (collectively, the “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever arising out of or relating to the Management Agreement or the transactions contemplated thereby or services performed thereunder. The Releasees are expressly made third-party beneficiaries of this Section 3.

4. Assignment and Assumption. Effective upon the closing of the transactions contemplated by the Purchase Agreement (including the making of the Closing Payment pursuant to Section 1 hereof), and in reliance on the releases provided pursuant to Section 3 hereof, TPG hereby irrevocably transfers, assigns and delivers to Assignee all of TPG’s rights, title and interest under the Management Agreement and Assignee hereby accepts such assignment and assumes and agrees to be responsible for performance and discharge of TPG’s obligations under the Management Agreement.

5. Governing Law; Jurisdiction. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE SITTING IN WILMINGTON COUNTY, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

5. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY

6. Further Assurances. Upon the terms and subject to the conditions contained herein, the Parties agree (i) to use commercially reasonable efforts to take, or cause to be taken,

all actions and to do, or cause to be done, all things necessary, proper or advisable to effect, consummate, make effective, confirm or evidence transactions contemplated by this Agreement and (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated by this Agreement.

7. Counterparts. This instrument may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

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of each Phantom Unit then held by such Participant equal to the excess, if any, of the Per Unit Change of Control Price over the Base Amount of each such Phantom Unit, plus (ii) within 30 days following the Change of Control, the Tax Gross Up Payment (collectively, clause (i) plus clause (ii), the “Aggregate Amount”). Any payments made by the Company in respect of any Phantom Units in accordance with this Section 5.03 shall be paid to Participants in the same proportion of cash or securities or other property received by the Company or its Unit holders, as applicable, in connection with such Change of Control; provided, that, in the event any portion of the Per Unit Change of Control Price is paid to the Company or its Unit holders at a date later than the date that is 30 days following the Change of Control (e.g., any escrowed amounts or earnouts), a corresponding pro rata portion of the Aggregate Amount shall be paid to the applicable Participant within 30 days of receipt of such portion of the Per Unit Change of Control Price by the Company or its Unit holders, as applicable (provided that unless otherwise permitted by section 409A of the Code, no portion of the Aggregate Amount shall be payable after the fifth anniversary of the Change of Control). In the event any portion of the Per Unit Change of Control Price is subject to a purchase price adjustment, indemnification obligation or other contingency, the Aggregate Amount shall be treated in a substantially similar manner as payments to Unit holders in respect of Units. Prior to the occurrence of a Change of Control, no payments or distributions shall be made in respect of any Phantom Units except as may be provided by Section 5.06. For the avoidance of doubt, if profits interests no longer receive favorable tax treatment under the Code, then no Tax Gross Up Payment will be paid to any Participant.

Section 5.04 Cancelation of Phantom Units. Immediately following the final payment to a Participant under Section 5.03, the Phantom Unit pursuant to which such payment was made shall automatically be canceled without any further payment therefor.

Section 5.05 Termination of Engagement. Notwithstanding anything to the contrary in this Plan or any Award Letter, if a Participant’s engagement is terminated by the Company for Cause, or by the Participant for any reason, or if a Participant breaches any restrictive covenant between the Company or its Affiliates and such Participant, all Phantom Units held by such Participant shall be immediately forfeited without payment therefor.

Section 5.06 Repurchase Right.

(a) Generally. In the event of the termination of a Participant’s engagement with the Company for any reason, any vested Phantom Units held by the Participant will be subject to purchase by the Company pursuant to this Section 5.06 (the “Purchase Right”).

(b) Notice. The Company may elect to purchase all or any portion of the vested Phantom Units by delivering written notice (the “Purchase Notice”) to the Participant within 180 days after the termination of the Participant’s active engagement with the Company. The Purchase Notice will set forth the number of vested Phantom Units to be acquired from the Participant, the aggregate consideration to be paid for such vested Phantom Units and the time and place for the closing of the transaction. The purchase price for the vested Phantom Units shall be equal to their Fair Market Value as of the Participant’s termination as determined in the reasonable judgment of the Member; provided, that upon the termination of the Participant’s active engagement with the Company or any if its Affiliates for Cause or Good Reason, the purchase price for such vested Phantom Units shall be equal to the lower of cost and Fair Market Value (the “Purchase Price”). The number of vested Phantom Units to be purchased by the Company shall first be satisfied to the extent possible from the vested Phantom Units held by the Participant at the time of delivery of the Purchase Notice.

(c) Closing. The closing of the purchase of vested Phantom Units pursuant to the Purchase Right shall take place on the date designated by the Company in the Purchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the Purchase Notice. The Company shall pay for the vested Phantom Units to be purchased by it pursuant to the Purchase Right by (x) cash payable by delivery of a check; (y) by a wire transfer of funds or (z) by a promissory note that is payable in three equal annual installments (which accelerates upon a Change of Control) and accrues interest at the then applicable short-term applicable federal rate (compounded annually), in each case, in the amount of the aggregate Purchase Price of the vested Phantom Units being purchased by the Company. The purchasers of vested Phantom Units hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale.

(d) Attorney-In-Fact. Upon the delivery of the cash payment described herein by the Company (or its designee), the Participant shall take all actions necessary, and execute all related documents specified by the Company as being reasonably necessary to consummate the sale of the vested Phantom Units to the Company (or its designee), and the Participant shall appoint the Company’s Secretary as the Participant’s true and lawful attorney-in-fact to exercise and deliver all such instruments, documents and writings, and to take all such actions as shall be required to consummate the sale of the vested Phantom Units to the Company (or its designee) as contemplated in this Section 5.06. Such power is a special Power of Attorney coupled with an interest, is irrevocable, and shall run with the vested Phantom Units to any subsequent owners thereof.

(e) Other Matters. All repurchases of vested Phantom Units pursuant to this Section 5.06 shall be subject to all applicable restrictions under law and the Company’s and its Subsidiaries’ financing agreements. If any such restrictions prohibit the closing described in Section 5.06(c) above, the Company shall promptly give written notice to the Participant of such restriction. The Company’s rights under this Section 5.06 shall be preserved and time periods governing such rights or obligations shall be tolled for the duration of such restriction, and the Company may make such purchases as soon as (and to the extent that) it is permitted to do so by law and such financing agreements; provided, that when payment eventually takes place as contemplated by this Section 5.06(e), the Purchase Price shall be the Fair Market Value of the vested Phantom Units as of the date the Company consummates such purchases.

Section 5.07 Limitation on Benefits. Notwithstanding anything to the contrary contained in the Plan, to the extent that any of the payments and benefits provided under the Plan or any other agreement, or arrangement between the Company and its Subsidiaries and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to section 4999 of the Code. If any Payments that would be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence, but would not be reduced if the stockholder approval requirements of section 280G(b)(5) of the Code are satisfied, the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the transaction giving rise to such payments.

Article VI

Effective Date, Amendment and Termination

The Plan shall be effective upon adoption by the Board of Managers of the Company, or such later date as the Member shall specify, and shall automatically expire on the tenth anniversary thereof (except as to outstanding Phantom Units), unless sooner terminated pursuant to this Article VI. The Member may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan and, except as expressly set forth in an Award Letter, any Phantom Units and Award Letter. Unit holder approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Member.

Article VII

General Provisions

Section 7.01 Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits outstanding that remain unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to his estate.

Section 7.02 Nontransferability of Phantom Units. No Phantom Unit may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Section 7.03 Tax Withholding. All payments and benefits provided under the Plan and any Award Letter shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign law and regulations.

Section 7.04 Requirements of Law. Phantom Units shall be subject to all applicable laws, rules and regulations, and to such approvals as may be appropriate or required, as determined by the Committee. Notwithstanding any other provision of the Plan, no Phantom Units shall be granted, and no payments in respect of any Phantom Unit shall be made, if such grant or payment would result in a violation of applicable law. Neither the Company nor any of its Affiliates nor any of their respective managers, directors or officers shall have any obligation or liability to a Participant with respect to any Phantom Units for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

Section 7.05 No Guarantee of Service or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate any Participant’s services at any time and for any reason, nor confer upon any Participant any right to continue in the service of the Company or any Affiliate thereof. In addition, if any Participant’s services to the Company or any of its Affiliates shall be terminated for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination (except as otherwise expressly provided in this Plan or any applicable Award Letter) to compensate such Participant for the loss of any rights under the Plan. No member, officer or key employee of, or consultant to, the Company or any Subsidiary shall have a right to be selected as a Participant or, having been so selected, to receive any Phantom Units. The Committee may establish different terms and conditions for different Participants receiving Phantom Units and for the same Participant for each grant of Phantom Units such Participant may receive, whether or not granted at different times. The grant of any Phantom Units to any member, officer or key employee of, or consultant to, the Company or any Subsidiary shall neither entitle such Person to, nor disqualify that Person from, the grant of any other Phantom Units. The Committee’s selection of a member, officer or key employee of, or consultant to, the Company or any Subsidiary as a Participant shall neither entitle such Person to, nor disqualify such Person from, participation in any other incentive plan of the Company or any of its Affiliates.

Section 7.06 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any of its Affiliates to establish other plans or to pay compensation to its employees in cash or property.

Section 7.07 No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Affiliate thereof, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other Persons. Any reserves that may be established by the Company or any Affiliate thereof in connection with the Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Affiliate thereof pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

Section 7.08 No Impact on Benefits. Phantom Units shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

Section 7.09 No Rights as a Unit Holder. No Participant shall have any rights as a Unit holder of the Company (including, but not limited to, voting rights or the right to receive distributions) with respect to any Phantom Units.

Section 7.10 Freedom of Action. Subject to Article VI, nothing in the Plan or any Award Letter shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest, and no Participant, beneficiary or other person shall have any claim against the Company as a result of any such action.

Section 7.11 Governing Law. The Plan and the Phantom Units shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 7.12 Severability. In the event that any one or more of the provisions of the Plan or any Award Letter shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

Section 7.13 Exculpation. Neither the Member nor any member of the Committee nor any other officer or employee of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary with respect to the Plan shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a Member, member of the Committee, or other officer or employee of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary with respect to this Plan, or by reason of the exercise of or failure to exercise any power or discretion as such person, except for any action, default, exercise or failure to exercise resulting from such person’s gross negligence, breach of fiduciary duty or willful misconduct. Neither the Member nor any member of the Committee shall be liable in any way for the acts or defaults of the Member or any other member of the Committee, as the case may be, or any of their respective advisors, agents or representatives.

Section 7.14 Indemnification. The Member and each individual who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by the LLC Agreement against and from any loss, cost liability or expense (including any related attorney’s fees and advances thereof) that may be imposed upon or reasonably incurred by it or him in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which it or he may be made a party or in which it or he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Letter and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by it or him in satisfaction of any judgment in any such action, suit or proceeding against it or him; provided, that the Member or such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before it or he undertakes to handle and defend it on it’s or his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which the Member or such individuals may be entitled under the Company’s certificate of formation, by contract, as a matter of law or otherwise.

Section 7.15 Notices. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements, if applicable. Any notices required or permitted to be given shall be deemed given if directed to the addressee at such address and mailed by regular United States mail, first-class and prepaid or by overnight courier. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the intended recipient furnishes the proper address (but such suspension shall not toll any specified time periods).

Section 7.16 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Member, the Committee, the Company and its Affiliates, and the other parties with respect thereto.

Section 7.17 Rights Cumulative; Waiver. The rights and remedies of Participants and the Company under this Plan shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any Participant or by the Member, the Committee or the Company of any provision of the Plan shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any such party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same any subsequent time or times hereunder

Section 7.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

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